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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 1997 (September 30, 1997)

                             Allied Holdings, Inc.
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             (Exact name of registrant as specified in its charter)


           Georgia                      0-22276             58-0360550
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 (State or other jurisdiction         (Commission         (IRS Employer
    of incorporation)                  File Number)      Identification No.)

160 Clairemont Avenue, Suite 510, Decatur, Georgia                30030
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(Address of principal executive offices)                        (Zip Code)

                                  404/370-1100
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(Registrant's telephone number, including area code)

                                 Not applicable
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(Former name or former address, if changed since last report)



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Item 2.  Acquisition or Disposition of Assets

         On September 30, 1997, Allied Holdings, Inc. ("Registrant") acquired all of the outstanding capital stock of Ryder Automotive Carrier Services, Inc. and RC Management Corp ("Ryder") from Ryder System, Inc. ("Ryder System") pursuant to the terms and conditions of an acquisition agreement among Registrant, AH Acquisition Corp, Canadian Acquisition Corp, and Axis North America, Inc., wholly-owned subsidiaries of Allied, and Ryder System (the "Agreement"). The Registrant acquired all of the capital stock of Ryder for aggregate consideration in the amount of approximately $114.5 million, subject to adjustment as provided in the Agreement.

         The terms and conditions of the Agreement, including the consideration paid by Registrant, were determined through arms-length negotiations between the parties. The Board of Directors of Ryder System approved the transaction in accordance with applicable governing law. There are no material relationships between Ryder System and Registrant or any of its affiliates, directors, officers or associates of any such person.

         The source of funds utilized for payment of the purchase price was the proceeds from the sale of the 8 5/8% Senior Notes due 2007 (the "Senior Notes") as issued by Registrant on September 30, 1997.

         Prior to the acquisition of Ryder by Registrant, Ryder was the largest motor carrier in North America specializing in the transportation of new and used automobiles and light trucks. For the year ended December 31, 1996, Ryder generated revenues of $583.3 million and generated revenues of $315.2 million for the six months ended June 30, 1997. Ryder's operating loss was ($17.2 million) for the year ended December 31, 1996 and Ryder had operating income of $9.8 million for the six month period ended June 30, 1997.

         Registrant issued the press release filed as Exhibit 99.1 in connection with the acquisition.

Item 5.  Other Events

         In connection with the offering (the "Offering") of $150.0 million of its 8 5/8% Senior Notes due 2007 (the "Notes") completed September 30, 1997, Registrant prepared a final Offering Memorandum which contains a pro forma statement of operations for the six months ended June 30, 1997 and for the year ended December 31, 1996, and a pro forma balance sheet as of June 30, 1997. These pro forma financial statements are substantially the same as the pro forma financial statements set forth in Item 7 of this Report.

Item 7.  Financial Statements and Exhibits

         (a) Financial Statements of business acquired.

         The following financial statements of Ryder Automotive Carrier Services, Inc.

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and subsidiaries are attached hereto as Exhibit 99.2;

                  Consolidated Balance Sheets as of December 31, 1994, 1995, and 1996 and the six months ended June 30, 1997 (unaudited);

                  Consolidated Statements of Operations for the years ended December 31, 1994, 1995, and 1996 and the six months ended June 30, 1996 and 1997 (unaudited).

                  Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1995, and 1996 and the six months ended June 30, 1996 and 1997 (unaudited). Notes to unaudited pro forma financial information.

                  Notes to Consolidated Financial Statements.

         (b)      Pro Forma Financial Information.

         The following pro forma financial information is attached hereto as
Exhibit 99.3:

                  Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1997 (unaudited).

                  Pro Forma Consolidated Statement of Operations for the year ended December 31, 1996 (unaudited).

                  Pro Forma Consolidated Balance Sheet as of June 30, 1997 (unaudited).
                  Notes to Unaudited Pro Forma Financial Information.

         (c)      Exhibits

         The following Exhibits are filed along with this report:

         2.1 Acquisition Agreement (incorporated by reference from prior filing with the Commission).

         99.1 Press release dated September 30, 1997.

         99.2 Ryder Automotive Carrier Services, Inc. Consolidated Financial Statements for the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997.

         99.3 Pro Forma Financial Information.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ALLIED HOLDINGS, INC.



October 9, 1997                         /s/ Daniel H. Popky
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                                        Daniel H. Popky, Vice President, Finance

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                                 EXHIBIT INDEX

    Exhibit        Description
    -------        -----------
    2.1            Acquisition Agreement                               Incorporated by reference from current report
                                                                       on Form 8-K as filed with the Securities and
                                                                       Exchange Commission on August 29, 1997

    99.1           Press release dated September 30, 1997

    99.2           Ryder Automotive Carrier Services, Inc.
                   Consolidated Financial Statements as of
                   December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997

    99.3           Pro Forma Financial Information


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